Joe Puentes
3034 Garfield St.
Hollywood, FL 33021

July 16, 2007

To the Board of Directors:

Please accept this letter as my resignation from the Board of Directors of Pricester.com, Inc. effective immediately.

Sincerely,

/s/Joe Puentes
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Joe Puentes